SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 31, 2002

Commission File Number  1-8847

TNP ENTERPRISES, INC.
(Exact name of registrant as specified in charter)

Texas (State or other jurisdiction of Incorporation)	75-1907501 (IRS Employer Identification No.)

4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (817) 731-0099

(Former name or former address, if changed since last report)

Commission File Number  2-97230

TEXAS-NEW MEXICO POWER COMPANY
(Exact name of registrant as specified in charter)

Texas (State or other jurisdiction of Incorporation)	75-0204070 (IRS Employer Identification No.)

4100 International Plaza, P.O. Box 2943, Fort Worth, Texas 76113
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (817) 731-0099

(Former name or former address, if changed since last report)

Item 2.    Acquisition or Disposition of Assets.

On October 31, 2002, Texas Generating Company, L.P., (“TGC”), the wholly owned power generation subsidiary of Texas-New Mexico Power Company (“TNMP”), completed the sale of its 305 mw generation facility located in Robertson County, Texas (“TNP One”), to Twin Oaks Power, L.P., a subsidiary of Sempra Energy Resources, the power generation subsidiary of Sempra Energy (“Sempra”), pursuant to a Purchase and Sale Agreement of Sale dated as of June 14, 2002.

Sempra paid $120 million for TNP One. Costs of the sale included the payment of $1.3 million to Laurel Hill Capital Partners, a party related to TNMP, for financial advisory services. TNMP used the net proceeds to retire $33.1 million of debt outstanding under TNMP’s $325 Million Credit Facility, and to pay a dividend to TNP Enterprises, Inc. (“TNP”) of $84.3 million. TNP used the dividend it received from TNMP to retire $84.3 million of debt outstanding under TNP’s $185 million senior credit facility.

The sales price was established following a lengthy competitive bidding process in which TNMP solicited bids from over 100 prospective bidders in the electric generation industry. TNMP undertook this process in response to Senate Bill 7, the legislation that established the framework for retail competition in Texas’ electric utility industry.

Senate Bill 7 required electric utilities to separate their power generation business activities from the regulated transmission and distribution business. Senate Bill 7 also established various methods for quantifying stranded costs, one of which was the sale of generation plants.

Other than as set forth above, there is no material relationship between Sempra or any of its affiliates and TNMP and any of its affiliates, officers, directors, or any associate of any officer or director.

Item 7.    Financial Statements and Exhibits.

(b)  Pro forma financial information

1)  Unaudited Pro Forma Consolidated Balance Sheet of Texas-New Mexico Power Company at June 30, 2002.

2)  Unaudited Pro Forma Consolidated Statement of Income for Texas-New Mexico Power Company for the Six Months Ended June 30, 2002.

(c)  Exhibits

10
Purchase and Sale Agreement dated June 14, 2002 by and among Texas Generating Company, L.P., a Texas limited partnership, Texas-New Mexico Power Company, a Texas corporation and Twin Oaks Power, L.P., a Texas limited partnership.

The following unaudited pro forma consolidated statement of income of Texas-New Mexico Power Company for the six months ended June 30, 2002 and the unaudited pro forma consolidated balance sheet as of June 30, 2002, were prepared to illustrate the estimated effects of the sale of TNP One and the use of the net proceeds from the sale of TNP One to reduce TNMP’s outstanding debt and pay a dividend to TNP. The unaudited pro forma consolidated statement of income assumes that the sale occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated balance sheet assumes that the sale of TNP One occurred as of June 30, 2002.

On January 1, 2002, retail competition began under the provisions of Senate Bill 7. Accordingly, TNMP separated its formerly integrated Texas utility operations into three components. First Choice Power, TNMP’s affiliated retail electric provider, assumed the activities related to the sale of electricity to retail customers in Texas, TGC became the unregulated entity performing generation activities and TNMP continues to operate its regulated transmission and distribution business in Texas. As a result of the separation, the pro forma results discussed below reflect operations of TNMP that are not comparable in 2002 and 2001.

As of June 30, 2002, TNMP’s common equity and long-term debt ratios were approximately 42 percent and 58 percent, respectively. On a pro forma basis as of June 30, 2002, TNMP’s common equity and long-term debt ratios were approximately 37 percent and 63 percent, respectively.

As of June 30, 2002, TNP’s common equity, preferred equity, and long-term debt ratios were approximately 8 percent, 12 percent and 80 percent, respectively. On a pro forma basis as of June 30, 2002, TNP’s common equity, preferred equity, and long-term debt ratios were approximately 9 percent, 14 percent, and 77 percent, respectively.

In addition to the effects shown in the consolidated pro forma income statement and consolidated pro forma balance sheet of TNMP that follows, TNP will experience reduced interest expenses resulting from the repayment of $84.3 million of debt outstanding under its $185 million senior credit facility. On a pro forma basis, the debt reduction would have reduced interest expense by $1.9 million for the six months ended June 30, 2002, and $5.9 million for the twelve months ended December 31, 2001.

For the twelve months ended December 31, 2001, TNMP has assumed that the reductions in the operating cost of TNP One and interest expense resulting from the sale would have been offset by increased purchased power expenses of substantially the same amount. Accordingly, the sale of TNP One is assumed to have no effect on the reported net income of TNMP for the twelve months ended December 31, 2001.

The unaudited pro forma financial information should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements of TNMP, including the notes thereto, appearing in TNMP’s Annual Report on Form 10-K for the year ended December 31, 2001. The unaudited pro forma financial information does not purport to be indicative of the results of operations or financial condition that would have been reported had the events assumed occurred on the dates indicated, nor does it purport to be indicative of results of operations, or financial conditions that may be achieved in the future.

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET
(UNAUDITED)
(amounts in thousands)

	June 30, 2002 Actual	Pro Forma Adjustment		June 30, 2002 Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$385	$968	(1)-(3)	$1,353
Assets held for sale	118,368	(118,368	)(1)	—
Other current assets	52,918	—		52,918

Total current assets	171,671	(117,400)		54,271

NET UTILITY PLANT	492,680	—		492,680

LONG-TERM AND OTHER ASSETS	311,123	—		311,123

	$975,474	$(117,400)		$858,074

LIABILITIES AND SHAREHOLDER’S EQUITY
CURRENT LIABILITIES:
Accounts payable	$12,674	$6,859	(4)	$19,533
Accrued interest	5,353	(511	)(5)	4,842
Accrued taxes	12,631	(3,785	)(6)	8,846
Other current liabilities	7,468	—		7,468

Total current liabilities	38,126	2,563		40,689

LONG-TERM AND OTHER LIABILITIES	182,837	—		182,837

LONG-TERM DEBT, LESS CURRENT MATURITIES	434,453	(33,100	)(2)	401,353

COMMON SHAREHOLDER’S EQUITY:
Retained earnings	122,844	(86,863	)(3),(4)-(6)	35,981
Other common shareholder’s equity	197,214	—		197,214

Total common shareholder’s equity	320,058	(86,863)		233,195

COMMITMENTS AND CONTINGENCIES

	$975,474	$(117,400)		$858,074

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES

PRO FORMA CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
(amounts in thousands)

	Actual Six			Pro Forma Six
	Months Ended	Pro Forma		Months Ended
	June 30, 2002	Adjustment		June 30, 2002
OPERATING REVENUES	$154,146	$(32,392	)(4)	$121,754

OPERATING EXPENSES
Purchased power and fuel	56,505	(22,090	)(4)	34,415
Other operating and maintenance	36,831	(3,443	)(4)	33,388
Taxes other than income taxes	12,730	(2,208	)(6)	10,522
Other operating expenses	13,197	—		13,197

Total operating expenses	119,263	(27,741)		91,522

OPERATING INCOME	34,883	(4,651)		30,232
Other income and deductions, net	255	—		255

INCOME BEFORE INTEREST CHARGES AND INCOME TAXES	35,138	(4,651)		30,487

INTEREST CHARGES	11,044	(511	)(5)	10,533

INCOME BEFORE INCOME TAXES	24,094	(4,140)		19,954
Income taxes	7,935	(1,577	)(6)	6,358

NET INCOME	$16,159	$(2,563)		$13,596

TEXAS-NEW MEXICO POWER COMPANY AND SUBSIDIARIES

PRO FORMA ADJUSTMENTS TO REFLECT THE SALE OF TNP ONE
(In Thousands)

Adjustments	Dr.	Cr.
1) Cash	$118,368
Assets held for sale		$118,368

Receipt of $120 million in cash from sale net of remaining selling costs.

2) Long-term debt, less current maturities	33,100
Cash		33,100

Repayment of $33.1 million of debt outstanding under the $325 Million Credit Facility.

3) Dividends declared	84,300
Cash		84,300

Pay dividend to parent with sale proceeds remaining after reduction of outstanding debt under the $325 Million Credit Facility.

4) Revenue	32,392
Fuel expense		22,090
Other operating and maintenance		3,443
Accounts payable		6,859

Remove revenues, fuel cost and direct operating and maintenance expenses related to TNP One

5) Accrued interest	511
Interest charges		511

Reduction in interest expense due to repayment of $33.1 million of debt outstanding under the $325 Million Credit Facility.

6) Accrued taxes	3,785
Taxes other than income taxes		2,208
Income taxes		1,577

Remove direct property and payroll taxes related to TNP One, and record income taxes at 38.1% on transactions above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TNP ENTERPRISES, INC. (Registrant)

By:	/s/ THEODORE A. BABCOCK
Theodore A. Babcock Chief Financial Officer

Date: November 5, 2002

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS-NEW MEXICO POWER COMPANY (Registrant)

By:	/s/ SCOTT FORBES
Scott Forbes Senior Vice President and Chief Financial Officer

Date: November 5, 2002

EXHIBIT INDEX

Exhibit Number	Description

10
Purchase and Sale Agreement dated June 14, 2002 by and among Texas Generating Company, L.P., a Texas limited partnership, Texas-New Mexico Power Company, a Texas corporation and Twin Oaks Power, L.P., a Texas limited partnership.